KEITH K. ZHEN, CPA
CERTIFIED PUBLIC ACCOUNTANT

2070 WEST 6TH STREET • BROOKLYN, NY 11223 • TEL (347) 408-0693 • FAX (347) 602-4686 • EMAIL KEITHZHEN@GMAIL.COM

April 21, 2010

Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

I have read Item 4.01(a) of Form 8-K dated April 21, 2010 of China Ruitai International Holdings Co., Ltd., and agree with the statements contained therein.

I have no basis to agree or disagree with the statement of the Registrant contained in Item 4.01 (b).

Sincerely,

Keith K. Zhen, CPA
Brooklyn, NY